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                                                                    EXHIBIT 10.3

                                  July 8, 2004

Home Interiors & Gifts, Inc.
1649 Frankford Road West
Carrollton, Texas 75007
Attention: Legal Department

Ladies and Gentlemen:

            Reference is hereby made to that certain Executive Employment Agreement (the "Employment Agreement"), dated as of June 23, 2004, by and between Home Interiors & Gifts, Inc., a Texas corporation (the "Company"), and Michael D. Lohner ("Executive").

            Executive hereby acknowledges and agrees that he has selected to join the Vaquero Country Club (the "Club") and that, notwithstanding paragraph 2(b)(xi)(A) of the Employment Agreement, he will pay the requisite initiation fee without reimbursement from the Company. However, the Company hereby agrees to reimburse Executive for (i) the transfer fee of $19,000 paid by Executive for his membership in the Club and (ii) during the term of Executive's employment, Executive's monthly dues related to such membership. The Company shall include in Executive's annual salary payments made in accordance with this letter agreement and will gross up such payments in accordance with the Company's policy of grossing up Executive salaries as a result of payments made by the Company on behalf of Executives.

            This letter agreement (i) shall be governed by the laws of the State of Texas without giving effect to the conflict of laws provisions thereof and
(ii) may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                                          Very Truly Yours,

                                          /s/ Michael D. Lohner
                                          --------------------------------------
                                          Michael D. Lohner

AGREED AND ACKNOWLEDGED,
this 8th day of July, 2004:

HOME INTERIORS & GIFTS, INC.

By: /s/ Kenneth J. Cichocki
    ------------------------------
Name: Kenneth J. Cichocki
Title: Sr. Vice President and CFO